EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

BioCorRx, Inc. (formerly Fresh Start Private Management, Inc.)

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 constituting a part of this Registration Statement of our report dated April 11, 2014, relating to the consolidated financial statements of BioCorRx, Inc. (formerly Fresh Start Private Management, Inc.), appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2013 and 2012.

/s/ Kling & Pathak LLP

January 6, 2015

Cerritos, California